            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                                         GIVE THE
              FOR THIS TYPE OF ACCOUNT:  SOCIAL SECURITY
                                         NUMBER OF--
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 1.  An individual                       The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, any
                                         one of the
                                         individuals(1)
 3.  Husband and wife (joint account)    The actual owner of
                                         the account or, if
                                         joint funds, either
                                         person(1)
 4.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint account)     The adult or, if
                                         the minor is the
                                         only contributor,
                                         the minor(1)
 6.  Account in the name of guardian or  The ward, minor, or
     committee for a designated ward,    incompetent
     minor, or incompetent person        person(3)
 7.  a. The usual revocable savings      The grantor-
        trust account (grantor is also   trustee(1)
        trustee)
     b. So-called trust account that is  The actual owner(1)
        not a legal or valid trust
        under State law
 8.  Sole proprietorship account         The owner(4)
------------------------------------------------------------
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                                         GIVE THE EMPLOYER
              FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                                         NUMBER OF--
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 9.  A valid trust, estate, or pension   Legal entity (Do
     trust                               not furnish the
                                         identifying number
                                         of the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself
                                         is not designated
                                         in the account
                                         title.)(5)
10.  Corporate account                   The corporation
11.  Religious, charitable, or           The organization
     educational organization account
12.  Partnership account held in the     The partnership
     name of the business
13.  Association, club, or other tax-    The organization
     exempt organization
14.  A broker or registered nominee      The broker or
                                         nominee
15.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a State or
     local government, school district,
     or prison) that receives
     agricultural program payments
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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or Employer identification number (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office to the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
  - A corporation.
  - A financial institution.
  - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan, or a custodial account under section 403(b)(7) of the Code, if the account satisfies the requirements of section 401(f)(2) of the Code.
  - The United States or any agency or instrumentality thereof.
  - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  - An international organization or any agency, or instrumentality thereof.
  - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  - A real estate investment trust.
  - A common trust fund operated by a bank under section 584(a) of the Code.
  - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.
  - An entity registered at all times under the Investment Company Act of 1940.
  - A foreign central bank of issue.
  - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under section 1441 of the Code.
  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.
  - Payments made to a nominee.
  - Section 401(k) payments made by an ESOP.
Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
  - Payments described in section 6049(b)(5) of the Code to nonresident aliens.
  - Payments on tax-free covenant bonds under section 1451 of the Code.
  - Payments made by certain foreign organizations.
  - Payments made to a nominee.
Exempt Payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A of the Code and the Treasury regulations promulgated thereunder.

PRIVACY ACT NOTICE.--Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to payer, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                        YOUR TAX CONSULTANT OR THE IRS.